Exhibit 10.19

FORM OF JBG SMITH PROPERTIES

2017 OMNIBUS SHARE PLAN
NON-EMPLOYEE TRUSTEE

FORMATION UNIT AGREEMENT

FORMATION UNIT AGREEMENT (the “Agreement” or “Formation Unit Agreement”) made as of the Grant Date set forth on Schedule A hereto between JBG SMITH Properties, a Maryland real estate investment trust (the “Company”), its subsidiary JBG SMITH Properties LP, a Delaware limited partnership (the “Partnership”), and the trustee of the Company or one of its affiliates listed on Schedule A (the “Grantee”).

RECITALS

A.                                    In accordance with the JBG SMITH Properties 2017 Omnibus Share Plan, as it may be amended from time to time (the “Plan”), the Company desires, in connection with the service of the Grantee to the Company’s Board of Trustees (the “Board”) and the transactions contemplated by that certain Master Transaction Agreement (the “Transaction Agreement”) dated as of October 31, 2016 between Vornado Realty Trust, a Maryland real estate investment trust and Vornado Realty L.P., a Delaware limited partnership, and JBG Properties Inc., a Maryland corporation and JBG/Operating Partners, L.P., a Delaware limited partnership, together with certain affiliated entities, and the Company and the Partnership, to provide the Grantee with an opportunity to acquire Formation Units (as defined in the agreement of limited partnership of the Partnership, as amended (the “Partnership Agreement”)) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement, and thereby provide additional incentive for the Grantee to promote the progress and success of the business of the Company, the Partnership and its subsidiaries.

B.                                    Schedule A hereto sets forth certain significant details of the Formation Unit grant herein and is incorporated herein by reference. Capitalized terms used herein and not otherwise defined have the meanings provided in the Partnership Agreement and on Schedule A.

NOW, THEREFORE, the Company, the Partnership and the Grantee hereby agree as follows:

AGREEMENT

1.                                            Grant of Formation Units. On the terms and conditions set forth below, as well as the terms and conditions of the Plan, the Company hereby grants to the Grantee such number of Formation Units set forth on Schedule A (the “Formation Units”).  Once vested in accordance with Section 3, each Formation Unit is intended to provide the Grantee with the opportunity to share in the appreciation of the value of a Share in excess of the Formation Unit Participation Threshold set forth on Schedule A based on the Formation Unit Conversion Factor and other terms set forth in the Partnership Agreement.  The Formation Units will accumulate and/or participate in regular cash distributions made for Common Partnership Units as set forth in the Partnership Agreement, in accordance with the Formation Unit Fraction set forth on Schedule A.

2.                                            Conversion and Term. Subject to earlier forfeiture, termination, acceleration or cancellation of the Formation Units as provided in the Partnership

Agreement, Plan or this Agreement, until the Expiration Date, vested Formation Units shall be convertible at the Grantee’s election into a number of LTIP Units, which in turn are convertible into Common Partnership Units and common Shares (“Common Shares”) as provided in the Partnership Agreement.  For purposes of this Agreement, “Expiration Date” means the tenth (10th) anniversary of the Grant Date.  Unless otherwise provided in an agreement between the Company and the Grantee, upon the Expiration Date any Formation Units which have not been converted into LTIP Units shall terminate, be cancelled for no consideration and be without further force or effect.

3.                                            Vesting Period. The vesting period of the Formation Units (the “Vesting Period”) begins on the Grant Date and continues until such Vesting Dates as set forth on Schedule A. On the first Vesting Date following the date of this Agreement and each Vesting Date thereafter, the number of Formation Units equal to the applicable Vesting Amount specified on Schedule A shall become vested, subject to earlier forfeiture as provided in this Agreement. To the extent that Schedule A provides for amounts or schedules of vesting that conflict with the provisions of this paragraph, the provisions of Schedule A will govern. Except as permitted under Section 12, the Formation Units for which the applicable Vesting Period has not expired may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntary or involuntary or by judgment, levy, attachment, garnishment or other legal or equitable proceeding).

The Grantee shall have the right to vote the Formation Units if and when voting is allowed under the Partnership Agreement, regardless of whether the applicable Vesting Period has expired.

4.                                            Forfeiture of Formation Units. Upon the Grantee’s Retirement, Disability or death, or if the service of the Grantee with the Company or its affiliate is terminated either by the Company or its affiliate (or a successor thereof) without Cause, all outstanding unvested Formation Units shall vest, become convertible and non-forfeitable. If the service of the Grantee with the Company or its affiliate terminates for Cause, any outstanding unvested Formation Units as of the date of such termination shall be forfeited and returned to the Company for delivery to the Partnership and cancellation.

5.                                            Definitions.

For purposes of this Formation Unit Agreement, the following terms will have the meaning below:

“Cause” means the Grantee’s: (a) conviction of, or plea of guilty or nolo contendere to, a felony, (b) willful and continued failure to substantially perform in all material respects his duties (other than such failure resulting from the Grantee’s incapacity due to physical or mental illness) that the Grantee fails to remedy within 30 days after written notice is delivered by the Company to the Grantee that specifically identifies in reasonable detail the manner in which the Company believes the Grantee has not used reasonable efforts to perform in all material respects his duties hereunder, or (c) willful misconduct that is materially economically injurious to the Company.  For purposes of this paragraph, no act, or failure to act, by the Grantee will be considered “willful” unless committed in bad faith and without a reasonable belief that the act or omission was in the best interests of the Company.

“Disability” means a termination of the Grantee’s service with the Company or an affiliate as a result of the Grantee having been substantially unable to perform his

2

duties as trustee for a continuous period of 180 days due to incapacity caused by physical or mental illness and within 30 days after receiving written Notice of such termination of service after such 180-day period, the Grantee shall not have returned to the substantial performance of his duties on a full-time basis.

“Retirement” means termination of the Grantee’s service to the Company and its subsidiaries after attainment of age 65.

6.                                      Certificates. Each certificate, if any, issued in respect of the Formation Units awarded under this Formation Unit Agreement shall be registered in the Grantee’s name and held by the Company until the expiration of the applicable Vesting Period. If certificates representing the Formation Units are issued by the Partnership, at the expiration of each Vesting Period, the Company shall deliver to the Grantee (or, if applicable, to the Grantee’s legal representatives, beneficiaries or heirs) certificates representing the number of Formation Units that vested upon the expiration of such Vesting Period. The Grantee agrees that any resale of the Formation Units received upon the expiration of the applicable Vesting Period (or Common Shares) received upon redemption of or in exchange for Formation Units, other Partnership Units or Common Partnership Units of the Partnership into which Formation Units may have been converted) shall not occur during the “blackout periods” forbidding sales of Company securities, as set forth in the then-applicable Company employee manual or insider trading policy. In addition, any resale shall be made in compliance with the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), or an applicable exemption therefrom, including, without limitation, the exemption provided by Rule 144 promulgated thereunder (or any successor rule).

7.                                      Tax Withholding. The Company or its applicable affiliate has the right, to the extent applicable, to withhold from cash compensation payable to the Grantee all applicable income and employment taxes due and owing at the time the applicable portion of the Formation Units becomes includible in the Grantee’s income (the “Withholding Amount”), and/or to delay delivery of Formation Units until appropriate arrangements have been made for payment of such withholding. In the alternative, the Company has the right to retain and cancel, or sell or otherwise dispose of, such number of Formation Units as have a market value (determined as of the date the applicable Formation Units vest) approximately equal to the Withholding Amount, with any excess proceeds being paid to Grantee.

8.                                      Certain Adjustments. The Formation Units shall be subject to adjustment as provided in the Partnership Agreement, and except as otherwise provided therein, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company, spin-off of a Subsidiary, business unit or other transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, significant repurchases of stock, or other similar change in the capital structure of the Company, or any extraordinary dividend or other distribution to holders of Common Shares or Common Partnership Units other than regular dividends shall occur, or (iii) any other event shall occur that in each case in the good faith judgment of the Compensation Committee of the Board (the “Committee”) necessitates action by way of appropriate equitable adjustment in the terms of this Formation Unit Agreement, the Plan or the Formation Units, then the Committee shall take such action as it deems necessary to maintain the Grantee’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement and the terms of the Formation Units prior to such event, including, without limitation: (A)

3

adjustments in the Formation Units; and (B) substitution of other awards under the Plan or otherwise. In the event of any change in the outstanding Common Shares (or corresponding change in the Conversion Factor applicable to Common Partnership Units of the Partnership) by reason of any share dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distribution to common shareholders of the Company other than regular dividends, any LTIP Units, Common Partnership Units, shares or other securities received by the Grantee with respect to the applicable Formation Units for which the Vesting Period shall not have expired will be subject to the same restrictions as the Formation Units with respect to an equivalent number of shares or securities and shall be deposited with the Company.

9.                                      Notice. Any notice to be given to the Company shall be addressed to the General Counsel, JBG SMITH Properties, 4445 Willard Avenue, Suite 400, Chevy Chase, Maryland 20815, and any notice to be given the Grantee shall be addressed to the Grantee at the Grantee’s address as it appears on the records of the Company, or at such other address as the Company or the Grantee may hereafter designate in writing to the other.

10.                               Governing Law. This Formation Unit Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without references to principles of conflict of laws.

11.                               Successors and Assigns. This Formation Unit Agreement shall be binding upon and inure to the benefit of the parties hereto and any successors to the Company and any successors to the Grantee by will or the laws of descent and distribution, but this Formation Unit Agreement shall not otherwise be assignable or otherwise subject to hypothecation by the Grantee.

12.                               Transfer; Redemption. None of the Formation Units shall be sold, assigned, transferred, pledged or otherwise disposed of or encumbered (whether voluntarily or involuntarily or by judgment, levy, attachment, garnishment or other legal or equitable proceeding) (each such action, a “Transfer”), or redeemed in accordance with the Partnership Agreement (a) prior to vesting and (b) unless such Transfer is in compliance with all applicable securities laws (including, without limitation, the Securities Act), and such Transfer is in accordance with the applicable terms and conditions of the Partnership Agreement. Any attempted Transfer of Formation Units not in accordance with the terms and conditions of this Section 12 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Formation Units as a result of any such Transfer, and shall otherwise refuse to recognize any such Transfer.

13.                               Severability. If, for any reason, any provision of this Formation Unit Agreement is held invalid, such invalidity shall not affect any other provision of this Formation Unit Agreement not so held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Formation Unit Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Formation Unit Agreement, shall to the full extent consistent with law continue in full force and effect.

4

14.                               Headings. The headings of paragraphs hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Formation Agreement.

15.                               Counterparts. This Formation Unit Agreement may be executed in multiple counterparts with the same effect as if each of the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

16.                               Miscellaneous. This Formation Unit Agreement may not be amended except in writing signed by the Company and the Grantee. Notwithstanding the foregoing, this Formation Unit Agreement may be amended in writing signed only by the Company to: (a) correct any errors or ambiguities in this Formation Unit Agreement; and/or (b) to make such changes that do not materially adversely affect the Grantee’s rights hereunder. This grant shall in no way affect the Grantee’s participation or benefits under any other plan or benefit program maintained or provided by the Company. In the event of a conflict between this Formation Unit Agreement and the Plan or the Partnership Agreement, the Plan or the Partnership Agreement, respectively, shall govern; provided, that the Plan may not be amended in a manner that materially adversely affects the Employee’s rights hereunder without the Employee’s consent.

17.                               Status as a Partner. As of the Grant Date, the Grantee shall be admitted as a partner of the Partnership with beneficial ownership of the number of Formation Units issued to the Grantee as of such date pursuant to this Formation Unit Agreement by: (A) signing and delivering to the Partnership a copy of this Agreement; and (B) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).

18.                               Status of Formation Units under the Plan. The Formation Units are both issued as equity securities of the Partnership and granted as awards under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue Common Shares in exchange for Partnership Units into which Formation Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such Common Shares, if issued, will be issued under the Plan. The Grantee must be eligible to receive the Formation Units in compliance with applicable federal and state securities laws and to that effect is required to complete, execute and deliver certain covenants, representations and warranties (attached as Exhibit B). The Grantee acknowledges that the Grantee will have no right to approve or disapprove such determination by the Company.

19.                               Investment Representations; Registration. The Grantee hereby makes the covenants, representations and warranties as set forth on Exhibit B attached hereto. All of such covenants, warranties and representations shall survive the execution and delivery of this Formation Unit Agreement by the Grantee. The Partnership will have no obligation to register under the Securities Act any Formation Units or any other securities issued pursuant to this Formation Unit Agreement or upon conversion or exchange of Formation Units.

20.                               Section 83(b) Election. In connection with this Formation Unit Agreement, the Grantee hereby agrees to make an election to include in gross income in the year of transfer the fair market value of the applicable Formation Units over the amount paid for them pursuant to Section 83(b) of the Internal Revenue Code of 1986, as

5

amended, substantially in the form attached hereto as Exhibit C and to supply the necessary information in accordance with the regulations promulgated thereunder.

21.                               Acknowledgement.  The Grantee hereby acknowledges and agrees that this Formation Unit Agreement and the Formation Units issued hereunder shall constitute satisfaction in full of all obligations of the Company and the Partnership, if any, to grant to the Grantee Formation Units pursuant to the terms of any written service agreement or letter or other written offer or description of service with the Company and/or the Partnership executed prior to or coincident with the date hereof.

[signature page follows]

6

IN WITNESS WHEREOF, this Formation Unit Agreement has been executed by the parties hereto as of the date and year first above written.

JBG SMITH PROPERTIES, a Maryland real estate investment trust

By:
Name:
Title:

JBG SMITH PROPERTIES LP, a Delaware limited partnership By: JBG SMITH Properties, a Maryland real estate investment trust, its general partner

By:
Name:
Title:

GRANTEE

Name:

7

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of JBG SMITH Properties LP, hereby accepts all of the terms and conditions of (including, without limitation, the provisions related to powers of attorney), and becomes a party to, the Limited Partnership Agreement, dated as of [•, 2017], of JBG SMITH Properties LP, as amended (the “Partnership Agreement”). The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement and further agrees as follows (where the term “Limited Partner” refers to the Grantee). Capitalized terms used but not defined herein have the meaning ascribed thereto in the Partnership Agreement.

1.                                      The Limited Partner hereby confirms that it has reviewed the terms of the Partnership Agreement and affirms and agrees that it is bound by each of the terms and conditions of the Partnership Agreement, including, without limitation, the provisions thereof relating to limitations and restrictions on the transfer of Partnership Units.

2.                                      The Limited Partner hereby confirms that it is acquiring the Partnership Units for its own account as principal, for investment and not with a view to resale or distribution, and that the Partnership Units may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the Partnership (which it has no obligation to file) or that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Partnership Units as to which evidence of such registration or exemption from registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration. If the General Partner delivers to the Limited Partner common Shares of beneficial interest of the General Partner (“Common Shares”) upon redemption of any Partnership Units, the Common Shares will be acquired for the Limited Partner’s own account as principal, for investment and not with a view to resale or distribution, and the Common Shares may not be transferred or otherwise disposed of by the Limited Partner otherwise than in a transaction pursuant to a registration statement filed by the General Partner with respect to such Common Shares (which it has no obligation under the Partnership Agreement to file) or that is exempt from the registration requirements of the Securities Act and all applicable state and foreign securities laws, and the General Partner may refuse to transfer any Common Shares as to which evidence of such registration or exemption from such registration satisfactory to the General Partner is not provided to it, which evidence may include the requirement of a legal opinion regarding the exemption from such registration.

3.                                      The Limited Partner hereby affirms that it has appointed the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, in accordance with Section 2.4 of the Partnership Agreement, which section is hereby incorporated by reference. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

Exhibit A-1

4.                                      The Limited Partner hereby confirms that, notwithstanding any provisions of the Partnership Agreement to the contrary, the Formation Units shall not be redeemable by the Limited Partner pursuant to Section 8.6 of the Partnership Agreement.

5.                                      (a)                                 The Limited Partner hereby irrevocably consents in advance to any amendment to the Partnership Agreement, as may be recommended by the General Partner, intended to avoid the Partnership being treated as a publicly-traded partnership within the meaning of Section 7704 of the Internal Revenue Code, including, without limitation, (x) any amendment to the provisions of Section 8.6 of the Partnership Agreement intended to increase the waiting period between the delivery of a Notice of Redemption and the Specified Redemption Date and/or the Valuation Date to up to sixty (60) days or (y) any other amendment to the Partnership Agreement intended to make the redemption and transfer provisions, with respect to certain redemptions and transfers, more similar to the provisions described in Treasury Regulations Section 1.7704-1(f).

(b)                                 The Limited Partner hereby appoints the General Partner, any Liquidator and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead, to execute and deliver any amendment referred to in the foregoing paragraph 5(a) on the Limited Partner’s behalf. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and not be affected by the death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the Limited Partner and shall extend to the Limited Partner’s heirs, executors, administrators, legal representatives, successors and assigns.

6.                                      The Limited Partner agrees that it will not transfer any interest in the Partnership Units (x) through (i) a national, non-U.S., regional, local or other securities exchange, (ii) PORTAL or (iii) an over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (y) to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, interests in the Partnership, (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to any interests in the Partnership and stands ready to effect transactions at the quoted prices for itself or on behalf of others or (c) another readily available, regular and ongoing opportunity to sell or exchange the interest through a public means of obtaining or providing information of offers to buy, sell or exchange the interest.

7.                                      The Limited Partner acknowledges that the General Partner shall be a third-party beneficiary of the representations, covenants and agreements set forth in Sections 4 and 6 hereof. The Limited Partner agrees that it will transfer, whether by assignment or otherwise, Partnership Units only to the General Partner or to transferees that provide the Partnership and the General Partner with the representations and covenants set forth in Sections 4 and 6 hereof.

Exhibit A-2

8.                                      This acceptance shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

Signature Line for Limited Partner:

Name:
Date:	, 2017
Address of Limited Partner:

Exhibit A-3

EXHIBIT B

GRANTEE’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Grantee hereby represents, warrants and covenants as follows:

(a)                                 The Grantee has received and had an opportunity to review the following documents (the “Background Documents”):

(i)                                     The Company’s latest information statement filed with the Securities and Exchange Commission relating to the transactions contemplated by the Transaction Agreement;

(ii)                                  The latest confidential information statement provided by JBG Properties Inc. and/or its affiliates relating to the transactions contemplated by the Transaction Agreement;

(iii)                               The Partnership Agreement; and

(iv)                              The Plan.

The Grantee also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Grantee as a holder of Formation Units shall not constitute an offer of Formation Units until such determination of suitability shall be made.

(b)                                 The Grantee hereby represents and warrants that:

(i)                                     The Grantee either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), or (B) by reason of the business and financial experience of the Grantee, together with the business and financial experience of those persons, if any, retained by the Grantee to represent or advise him with respect to the grant to him of Formation Units, the potential conversion of Formation Units into Common Partnership Units of the Partnership (“Common Units”) and the potential redemption of such Common Units for the Company’s common Shares (“REIT Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Grantee (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his own interest or has engaged representatives or advisors to assist him in protecting his interests, and (III) is capable of bearing the economic risk of such investment.

(ii)                                  The Grantee understands that (A) the Grantee is responsible for consulting his own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Grantee is or by reason of the award of Formation Units may become subject, to his particular situation; (B) the Grantee has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as

Exhibit B-1

such; (C) the Grantee provides services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Grantee believes to be necessary and appropriate to make an informed decision to accept this award of Formation Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Grantee has been given the opportunity to make a thorough investigation of matters relevant to the Formation Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Grantee has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Grantee to verify the accuracy of information conveyed to the Grantee. The Grantee confirms that all documents, records, and books pertaining to his receipt of Formation Units which were requested by the Grantee have been made available or delivered to the Grantee. The Grantee has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the Formation Units. The Grantee has relied upon, and is making its decision solely upon, the Background Documents and other written information provided to the Grantee by the Partnership or the Company.

(iii)                               The Formation Units to be issued, the Common Units issuable upon conversion of the Formation Units and any REIT Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Grantee for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Grantee’s right (subject to the terms of the Formation Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his Formation Units, Common Units or REIT Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his assets being at all times within his control.

(iv)                              The Grantee acknowledges that (A) neither the Formation Units to be issued, nor the Common Units issuable upon conversion of the Formation Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such Formation Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Grantee contained herein, (C) such Formation Units or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such Formation Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such Formation Units or the Common Units issuable upon conversion of the Formation Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except that, upon the redemption of the Common Units for REIT Shares, the Company

Exhibit B-2

may issue such REIT Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Grantee is eligible to receive such REIT Shares under the Plan at the time of such issuance, (II) the Company has filed a Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such REIT Shares and (III) such Form S-8 is effective at the time of the issuance of such REIT Shares. The Grantee hereby acknowledges that because of the restrictions on transfer or assignment of such Formation Units acquired hereby and the Common Units issuable upon conversion of the Formation Units which are set forth in the Partnership Agreement or this Agreement, the Grantee may have to bear the economic risk of his ownership of the Formation Units acquired hereby and the Common Units issuable upon conversion of the Formation Units for an indefinite period of time.

(v)                                 The Grantee has determined that the Formation Units are a suitable investment for the Grantee.

(vi)                              No representations or warranties have been made to the Grantee by the Partnership or the Company, or any officer, director, shareholder, agent or affiliate of any of them, and the Grantee has received no information relating to an investment in the Partnership or the Formation Units except the information specified in paragraph (a) above.

(c)                                  So long as the Grantee holds any Formation Units, the Grantee shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of Formation Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d)                                 The Grantee hereby agrees to make an election under Section 83(b) of the Code with respect to the Formation Units awarded hereunder, and has delivered with this Agreement a completed, executed copy of the election form attached hereto as Exhibit C. The Grantee agrees to file the election (or to permit the Partnership to file such election on the Grantee’s behalf) within thirty (30) days after the award of the Formation Units hereunder with the IRS Service Center at which such Grantee files his personal income tax returns.

(e)                                  The address set forth on the signature page of this Agreement is the address of the Grantee’s principal residence, and the Grantee has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

Exhibit B-3

EXHIBIT C

ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.                                      The name, address and taxpayer identification number of the undersigned are:

Name: (the “Taxpayer”)

Address:

Social Security No./Taxpayer Identification No.:

2.                                      Description of property with respect to which the election is being made:

The election is being made with respect to Formation Units in JBG SMITH Properties LP (the “Partnership”).

3.                                      The date on which the Formation Units were transferred is             , 20 . The taxable year to which this election relates is calendar year 20  .

4.                                      Nature of restrictions to which the Formation Units are subject:

(a)                                 With limited exceptions, until the Formation Units vest, the Taxpayer may not transfer in any manner any portion of the Formation Units without the consent of the Partnership.

(b)                                 The Taxpayer’s Formation Units vest in accordance with the vesting provisions described in the Schedule attached hereto. Unvested Formation Units are forfeited in accordance with the vesting provisions described in the Schedule attached hereto.

5.                                      The fair market value at time of transfer (determined without regard to any restrictions other than a nonlapse restriction as defined in Treasury Regulations Section 1.83-3(h)) of the Formation Units with respect to which this election is being made was $0 per Formation Unit.

6.                                      The amount paid by the Taxpayer for the Formation Units was $0 per Formation Unit.

7.                                      A copy of this statement has been furnished to the Partnership and JBG SMITH Properties.

Dated:

Name:

Exhibit C-1

SCHEDULE TO EXHIBIT C

Vesting Provisions of Formation Units

The Formation Units are subject to time-based vesting with 25% vesting on each of         , 20  , and          , 20  , and 50% vesting on         , 20  , provided that the Taxpayer remains in the service of JBG SMITH Properties or its affiliates through such dates, subject to acceleration in the event of certain extraordinary transactions or termination of the Taxpayer’s service relationship with JBG SMITH Properties (or its affiliate) under specified circumstances. Unvested Formation Units are subject to forfeiture in the event of failure to vest based on the passage of time and continued service.

JBG SMITH PROPERTIES, a Maryland real estate investment trust

By:
Name:
Title:

Grantee

Exhibit C-2

SCHEDULE A TO FORMATION UNIT AGREEMENT

(Terms being defined are in quotation marks.)

Date of Formation Unit Agreement:

Name of Grantee:

Number of Formation Units Subject to Grant:

“Grant Date”:

“Formation Unit Participation Threshold”:	$[ ] [insert the average of the high and low prices of Company stock on the first trading day after the Effective Time]

“Formation Unit Fraction”:	10%

“Vesting Amount(s)”: With respect to 25% of the Formation Units ([add number])	“Vesting Period”/”Vesting Date(s)”: 1. From the Grant Date through [insert 3rd anniversary of the Grant Date] (the first Vesting Date)

With respect to 25% of the Formation Units ([add number])	2. From the day after the first Vesting Date through [insert 4th anniversary of the Grant Date] (the second Vesting Date)

With respect to 50% of the Formation Units ([add number])	3. From the day after the second Vesting Date through [insert 5th anniversary of the Grant Date] (the final Vesting Date)

A-1